UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 8, 2009

Best Energy Services, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53260	02-0789714
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10375 Richmond Avenue, Suite 2000 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 933-2600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 8, 2009, our Board of Directors concluded, upon the advice of management, that our previously issued consolidated financial statements as of December 31, 2008 presented in our Form 10-K filed with the Securities and Exchange Commission on April 15, 2009, respectively, will require restatement.

Our Board of Directors has discussed the matters disclosed in this Form 8-K under Item 4.02 with our independent registered public accounting firm, Malone & Bailey, PC.

Accordingly, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 should not be relied upon. The Company intends to effect the restatement through filing an amended Annual Report on Form 10-K for the year ended December 31, 2008.

We made this determination after management determined that our term and revolving loans payable to PNC Bank, N.A. (“PNC Bank”) should not have been classified as current liabilities as of December 31, 2008 based on our intent and ability to amend the terms of our credit agreement in order to classify the debt as noncurrent.  On April 15, 2009, we entered into Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement (“Amended Credit Agreement”) with PNC Bank.  The Amended Credit Agreement waived the existing events of default and changed the maturity date of the debt to March 31, 2011.  The Company’s balance sheet as of December 31, 2008 will be restated to reclassify a portion of the debt owed to PNC Bank to noncurrent liabilities. The impact of the restatement will be to reclassify approximately $20.4 million of debt owed to PNC Bank from current liabilities to noncurrent liabilities.

As a result of the restatement of our December 31, 2008 financial statements as disclosed in this Report, our Chief Executive Officer and Principal Accounting Officer  we continue to be unable to conclude that after evaluating the effectiveness of our “disclosure controls and procedures” (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) for the period[s] ended December 31, 2008, that our disclosure controls and procedures relating to the classification of our indebtedness to PNC Bank were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Best Energy Services, Inc.

Date: June 10, 2009	By:	/s/ Mark G. Harrington
Mark G. Harrington
Chief Executive Officer and Principal Accounting Officer